Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Isolagen, Inc.

Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-108769 and No. 333-122440) and Form S-8 (No. 333-108219 and No. 333-131803) of Isolagen, Inc. of our reports dated March 10, 2006, relating to the consolidated financial statements and the effectiveness of Isolagen, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/BDO Seidman, LLP
BDO Seidman, LLP
Houston, Texas

March 10, 2006